UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2018

CODE GREEN APPAREL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53434	80-0250289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31642 Pacific Coast Highway, Ste 102

Laguna Beach, CA 92651

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (888) 884-6277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Employment Agreement with Steve Short

A condition of the Share Exchange Agreement dated January 18, 2018, entered into by and between Code Green Apparel Corp. (“we”, “us” or the “Company”), Designer Apparel Group, LLC (“Designer Apparel”) and the sole member of Designer Apparel, Steve Short, which Share Exchange Agreement is described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 23, 2018, was that the Company enter into an Employment Agreement with Mr. Short. The Company entered into such Employment Agreement on, and effective on, January 25, 2018 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Short agreed to serve as the Vice President of Sales and Marketing of the Company. The Employment Agreement has an initial term of 12 months, renewable thereafter for additional one year terms unless either party terminates the agreement with at least 30 days prior notice prior to any renewal date. During the term of the agreement the Company agreed to pay Mr. Short $8,000 per month.

We may terminate Mr. Short’s employment (a) for “cause” (which is defined to include, a material breach of the agreement by Mr. Short, any act of misappropriation of funds or embezzlement by Mr. Short, Mr. Short committing any act of fraud, or Mr. Short being indicted of, or pleading guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law); (b) in the event Mr. Short suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Short.

Mr. Short may terminate his employment (a) for good reason (as described in the Employment Agreement), subject to the cure provisions set forth in the Employment Agreement; (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

If Mr. Short’s employment is terminated by Mr. Short for “good reason”, or by us without “cause”, Mr. Short is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for the lesser of the remaining term of the Employment Agreement and three months.

The Employment Agreement contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mr. Short is subject to non-solicitation covenants during the term of the agreement and for 12 months thereafter.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text thereof which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Convertible Promissory Note with Carebourn Capital, L.P.

On January 29, 2018, we sold Carebourn Capital, L.P. (“Carebourn”) a Convertible Promissory Note in the principal amount of $92,000 (the “January 2018 Carebourn Convertible Note”), pursuant to a Securities Purchase Agreement, dated January 22, 2018. The January 2018 Carebourn Convertible Note bears interest at the rate of 12% per annum and is due and payable on January 29, 2019. The January 2018 Carebourn Convertible Note had an original issue discount of $12,000. In addition, we paid $5,000 of Carebourn’s expenses and attorney fees in connection with the sale of the note, which were included in the principal amount of the note.

Periodic payments are due by us on the January 2018 Carebourn Convertible Note at the rate of $250 per day (the “Repayment Amount”), via direct withdrawal from our bank account, beginning on March 1, 2018. The Repayment Amount automatically adjusts to a prorated higher amount in the amount any penalties or events of default occur under the January 2018 Carebourn Convertible Note.

The January 2018 Carebourn Convertible Note provides for standard and customary events of default such as failing to timely make payments under the January 2018 Carebourn Convertible Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements and the failure to maintain a listing on the OTC Markets. Additionally, upon the occurrence of certain defaults, as described in the January 2018 Carebourn Convertible Note, we are required to pay Carebourn liquidated damages in addition to the amount owed under the January 2018 Carebourn Convertible Note.

The principal amount of the January 2018 Carebourn Convertible Note and all accrued interest thereon is convertible at the option of the holder thereof into our common stock at any time following the 90th day after the January 2018 Carebourn Convertible Note was issued. The conversion price of the January 2018 Carebourn Convertible Note is equal to 58% of the lowest price quoted on the OTC Markets for the Company’s common stock during the twenty five trading days prior to the conversion date. Additionally, in the event our shares are not deliverable via DWAC following conversion an additional 10% discount is added to the conversion discount of the note and in the event we fail to meet certain other requirements of the note, an additional 5% discount is added to the conversion discount of the note.

In the event we fail to deliver the shares of common stock issuable upon conversion of the note within three business days of our receipt of a conversion notice, we are required to pay Carebourn $2,000 per day for each day that we fail to deliver such shares.

At no time may the January 2018 Carebourn Convertible Note be converted into shares of our common stock if such conversion would result in Carebourn and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock.

We may prepay in full the unpaid principal and interest on the January 2018 Carebourn Convertible Note, with at least 20 trading days’ notice, (a) any time prior to the 180th day after the issuance date, by paying 130% of the principal amount of the note together with accrued interest thereon; and (b) any time after the 180th day after the issuance date and prior to the 364th day after issuance, by paying 150% of the principal amount of the note together with accrued interest thereon.

The January 2018 Carebourn Convertible Note also contains customary positive and negative covenants.

In the event we receive any third party offer to provide us funding while the note is outstanding we are required to offer Carebourn a right of first refusal to provide such funding on the terms offered by the third party. We also agreed that if we provide any financing source more favorable term(s) than Carebourn under the note while the note is outstanding that the Carebourn note would, at the option of Carebourn, be amended to include such more favorable term(s).

We hope to repay the January 2018 Carebourn Convertible Note prior to any conversion. In the event that the January 2018 Carebourn Convertible Note is not repaid in cash in its entirety, Company shareholders may suffer significant dilution if and to the extent that the balance of the January 2018 Carebourn Convertible Note is converted into common stock.

The description of the January 2018 Carebourn Convertible Note and Subscription Agreement above is not complete and is qualified in its entirety by the full text of the January 2018 Carebourn Convertible Note and Subscription Agreement, filed herewith as Exhibits 10.3 and 10.4, respectively, which are incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above in Item 1.01, below the heading “Convertible Promissory Note with Carebourn Capital, L.P.”, are incorporated by reference in this Item 2.03 in their entirety.

Item 3.02	Unregistered Sales of Equity Securities.

As described above in Item 1.01, below the heading “Convertible Promissory Note with Carebourn Capital, L.P.”, which disclosures are incorporated by reference in this Item 3.02, on January 29, 2018, we sold Carebourn the January 2018 Carebourn Convertible Note in the principal amount of $92,000. The note is convertible into our common stock at a discount to the trading price of our common stock as described in greater detail above. We claim an exemption from registration for the issuance of such convertible note pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuance did not involve a public offering, the recipient was (i) an “accredited investor”; and/or (ii) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, and the recipient acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Employment Agreement with Steve Short dated January 25, 2018

10.2*	Securities Purchase Agreement dated January 22, 2018, by and between Code Green Apparel Corp. and Carebourn Capital, L.P.

10.3*	$92,000 Convertible Promissory Note dated January 22, 2018, by Code Green Apparel Corp. in favor of Carebourn Capital, L.P.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CODE GREEN APPAREL CORP.

Date: February 1, 2018	By:	/s/ George J. Powell, III
George J. Powell, III
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Employment Agreement with Steve Short dated January 25, 2018

10.2*	Securities Purchase Agreement dated January 22, 2018, by and between Code Green Apparel Corp. and Carebourn Capital, L.P.

10.3*	$92,000 Convertible Promissory Note dated January 22, 2018, by Code Green Apparel Corp. in favor of Carebourn Capital, L.P.

*Filed herewith.